SUBLEASE

         This sublease entered into this 1st day of September, 1998 between Pre-Paid Solutions, Inc., a Florida corporation, hereinafter called the Sublessor, and Pre-Cell Solutions, Inc., a Florida corporation, hereinafter called the Sublessee and/or Tenant:

         Witnesseth, that Sublessor has leased the premises which are the subject of this sublease from Louis LeBlanc-Moriniere, Trustee ("LBM") pursuant to the Lease Agreement entered into on June 15, 1998, a copy of which is attached hereto as exhibit "A" (the "Underlying Lease").

         Witnesseth, that the said Sublessor does this day sublease unto said Sublessee, and said Sublessee does hereby hire and take as Tenant under said Sublessor the premises described on Exhibit A, situated in Brevard County, State of Florida, to be used and occupied by the Sublessee for the purpose of "General Office" and for no other purposes or uses whatsoever inconsistent with those purposes, for the term of nine and one-half months, subject and conditioned on the provisions of clause 23 of this Sublease, beginning as of September 1, 1998, and ending June 14, 1999 at and for the agreed total rental of $4,405.63, inclusive of applicable sales tax, payable as follows:

         Months 1-9.5: $463.75 per month, inclusive of applicable sales tax

         All payments to be made payable to Sublessor on the first day of each and every month in advance without demand, at the office of Sublessor at 255 East Drive, Suite C, Melbourne, Florida 32904, or at such other place and to such other person, as the Sublessor may from time to time designate in writing.

         The following express stipulations and conditions are made a part of this sublease and are hereby agreed to by the Sublessee:

         FIRST: The Sublessee shall not assign this sublease, nor sublet the premises, or any part thereof, nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose inconsistent with the purposes set forth above, nor make any material alterations to the premises without the written consent of the Sublessor, which consent shall not be reasonably withheld.

         SECOND: All personal property placed or moved in the premises above described shall be at the risk of the Sublessee or owner thereof.

         THIRD: That the Sublessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the applicable federal, state and city government and of any and all their departments and bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances,

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in, upon, or connected with said premises during said term.

         FOURTH: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the term of this agreement, whereby the same shall be rendered untenantable, in whole or in part, then the Sublessor shall have the right to render said premises tenantable by repairs within ninety days therefrom. If said premises are not rendered completely tenantable within said time, either party shall have the option to cancel this sublease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or other casualty. The cancellation herein mentioned shall be evidenced in writing.

         FIFTH: The prompt payment of the rent for said premises upon the dates named, and the faithful observance of the provisions of this sublease, and of such other and further rules and regulations as attached to this sublease are the conditions upon which this sublease is made and accepted. Any failure on the part of the Sublessee to comply with the terms of said lease, or any of said rules and regulations which continues for five (5) business days after Sublessee's receipt of written notice from Sublessor indicating same, shall, at the option of the Sublessor, constitute a default of this sublease.

         SIXTH: If the Sublessee shall fail to pay any rent when due hereunder and such failure continues for a period of five (5) business days after Sublessee's receipt of written notice from Sublessor indicating same, the Sublessor may, at its option, forthwith cancel this sublease.

         SEVENTH: Sublessee agrees to pay the cost of collection and ten percent attorneys' fee on any part of said rental that may be collected by suit or by attorney, after the same is past due.

         EIGHTH: The Sublessee agrees that it will pay all charges for rent, gas, electricity, or other illumination, and for all water used on said premises, and should said charges for rent, light, or water herein provided for at any time remain due and unpaid for sixty (60) days after the same shall have become due, Sublessor may at its option, pay such charges and any charges so paid shall be paid by Sublessee to Sublessor as additional rent hereunder.

         NINTH: The Sublessor, or any of his agents, shall have the right to enter said premises during normal business hours to make such repairs, additions, or alterations as may be deemed reasonably necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice AFOR RENT@ at any time within thirty (30) days before the expiration of this sublease. Additionally, the Sublessor shall have the right to enter said premises during normal business hours for the purpose of testing personal watercraft; provided, however, in the event Sublessor's testing of personal watercraft interferes with Sublessee's operation of its business, the parties shall cooperate with one another to

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

prepare a mutually agreeable schedule for Sublessor's use of the premises to test its personal watercraft.

         TENTH: Sublessee hereby accepts the premises in the condition they are in at the beginning of this sublease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said Sublessor immediately upon written demand, any damage to water apparatus, or electric lights or any fixture, appliances, or appurtenances of said premises, or of the building, caused by any act or neglect of Sublessee, or of any person or persons in the employ or under the control of the Sublessee.

         ELEVENTH: If the Sublessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Sublessee, before the end of said term the Sublessor is hereby irrevocably authorized, at its option, to forthwith cancel this sublease, as for a default. Sublessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Sublessor's rights as contained in this contract, but no receiver, trustee, or other judicial officer shall ever have any right, title, or interest in or to the above described property by virtue of this contract.

         TWELFTH: Sublessee hereby waives and renounces for himself and family and all homestead and exemption rights he may now have, or hereafter, under or by virtue of the constitution and laws of this State, or any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this agreement.

         THIRTEENTH: This contract shall bind the parties and their respective successors and assigns.

         FOURTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

         FIFTEENTH: It is understood and agreed between the parties hereto that written notice hand delivered or sent by reputable overnight courier to the premises subleased hereunder shall constitute sufficient notice to the Sublessee and written notice hand delivered or sent by reputable overnight courier to the office of the Sublessor where rent is paid hereunder shall constitute sufficient notice to the Sublessor.

         SIXTEENTH: The rights of the parties under the foregoing shall be cumulative, and failure to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

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

         SEVENTEENTH: It is further understood and agreed between the parties hereto that any charges against the Sublessee by the Sublessor for services or for work done on the premises by order of the Sublessee or otherwise accruing under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

         EIGHTEENTH: It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises subleased hereunder shall be first submitted to the Sublessor for approval before installation of same.

         NINETEENTH: RADON GAS NOTIFICATION (the following notification may be required in some states): Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         TWENTIETH: Sublessee agrees that the Sublessor shall in no way be responsible for the inventory of the Sublessee. The Sublessee further agrees to obtain and pay for a Public Liability and Liability Insurance Policy in the amount of $1,000,000.00 and Property Damage policy in the amount of $3000,000 naming the Sublessor as an additional insured and shall furnish a copy of said policy to the Sublessor on each anniversary date of this sublease.

         TWENTY-FIRST: The use of the subleased property and the part of the lake abutting the demised premises, is exclusive with the exception of other tenants access by land to and from their leased land and buildings thereon. The use of the Parking Area shall be a non-exclusive use to be shared in common with all other tenants of M&B, their guests and invitees with the exception of 4 parking spaces in front of the food store which shall be for the exclusive use of the leased food store.

         TWENTY-SECOND: Sublessee may make changes and improvements to the subleased premises herein with the prior written consent of the Sublessor, which approval shall not be unreasonably withheld.

         TWENTY-THIRD: Notwithstanding any other provisions in this sublease, the parties expressly acknowledge that all promises and convenants made by Sublessor to Sublessee are contingent on the status of the Underlying Lease. In the event that performance of this sublease becomes impossible due to termination of the referenced Underlying Lease, Sublessor shall immediately advise Sublessee of same in writing and Sublessee shall be given a reasonable time to vacate premises, and it is understood between the parties that this time period shall not exceed the time period when Sublessor's Underlying Lease with LBM has concluded. Any monthly installment of rent either payable or owed under this agreement in the event of said early termination due to impossibility shall be paid or returned on a daily prorated rate accordingly. Further, in the event Sublessee is obligated to vacate the premises as provided herein, this

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sublease  shall  automatically  terminate  and  Sublessee  shall have no further obligations hereunder.

         TWENTY-FOURTH: Sublessee shall have the right to renew this Sublease for two consecutive option periods as follows: (i) for the period beginning June 15, 1999 and ending June 14, 2000 at the monthly rental rate of $486.94, including applicable taxes; and (ii) for the period beginning on June 15, 2000 and ending on June 14, 2001 at the monthly rental rate of $511.26, including applicable sales taxes. In the event Sublessee desires to exercise its option, Sublessee shall provide Sublessor with written notice of its intent to exercise within sixty (60) days prior to the expiration of the term of this sublease.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument for the purpose herein expressed, the day and year above written.

Signed, sealed and delivered in the presence of:

                                             Pre-Paid Solutions, Inc.

                                             BY: /s/ Thomas E. Biddix
                                                ------------------------
Witness Signature (as to Sublessor)          Printed name: Thomas E. Biddix
                                             Title: CEO

Printed Name

                                             Pre-Cell Solutions, Inc.

                                             BY: /s/ Timothy F. McWilliams
                                                 ------------------------
Witness Signature (as to Sublessee)          Printed name: Timothy F. McWilliams
                                             Title: COO

Printed Name

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State of Florida
County of Brevard

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the county aforesaid to take acknowledgments, personally appeared, personally known to me to be the person described or who produced as identification, and who executed the foregoing instrument on behalf of Pre-Paid Solutions, Inc. and acknowledged before me that he executed same.

         WITNESS my hand and official seal in the County and State last aforesaid this ________ day of __________________________, 1999.

                                                     --------------------------
                                                     Notary Signature

                            Printed Notary Signature

                             My Commission Expires:

State of Florida
County of Brevard

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the county aforesaid to take acknowledgments, personally appeared, personally known to me to be the person described or who produced as identification, and who executed the foregoing instrument on behalf of Pre-Cell Solutions, Inc. and acknowledged before me that he executed same.

         WITNESS my hand and official seal in the County and State last aforesaid this ________ day of __________________________, 1999.

                                                     --------------------------
                                                     Notary Signature

                            Printed Notary Signature

                             My Commission Expires:

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